Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2022 relating to the consolidated financial statements of Crane Co. and the effectiveness of Crane Co.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K (File No: 001-01657) of Crane Co. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

May 16, 2022